/Letterhead/          SCHVANEVELDT & COMPANY
                   Certified Public Accountant
                 275 East South Temple, Suite 300
                    Salt Lake City, Utah 84111
                           801-521-2392

Darrell T. Schvaneveldt C.P.A.



               Consent of Darrell T. Schvaneveldt
                       Independent Auditor



     I consent to the use, in this Form 10K-SB, of our report dated September 8, 1996, on the financial statements of Asdar Group, Inc., dated December 31, 1994, included herein and to the reference made to me.



/s/ Schvaneveldt & Company
Salt Lake City, Utah
June 28, 1997